                                                                      Exhibit 17

                                POWER OF ATTORNEY

Each of the undersigned, a director and/or officer of American Odyssey Funds, Inc., does hereby make, constitute and appoint as my true and lawful attorneys in fact Paul S. Feinberg, Lori. M. Renzulli and Christopher E. Palmer, or any or them severally, to sign in my name, place and stead any and all registration statements on Form N-14 for American Odyssey Funds, Inc. under the Securities Act of 1933 and/or the Investment Company Act of 1940 and any and all amendments thereto filed with the Securities and Exchange Commission.


/s/ John G. Beam
--------------------------
John G. Beam


/s/ Linda Walker Bynoe
--------------------------
Linda Walker Bynoe


/s/ Robert C. Dughi
--------------------------
Robert C. Dughi


/s/ Raymond Martin
--------------------------
Raymond Martin


/s/ Jane DiRenzo Pigott
--------------------------
Jane DiRenzo Pigott


/s/ Steven I. Weinstein
--------------------------
Steven I. Weinstein


/s/ Nicholas D. Yatrakis
--------------------------
Nicholas D. Yatrakis


/s/ William Valentine
--------------------------
William Valentine


Dated:  February 7, 2001